UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2017 (October 31, 2017)

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, Shore Bancshares, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Lloyd L. Beatty, Jr., President and Chief Executive Officer of the Company.  The new Employment Agreement modified the change in control provision of his prior employment agreement, entered into on February 16, 2017, to permit Mr. Beatty to terminate his employment with the Company for “Good Reason” in connection with a “Change in Control” of the Company. Under the new provision, the Employment Agreement provides for the payment of a Change in Control benefit in the event Mr. Beatty is terminated (i) by the Company without Cause, or (ii) by Mr. Beatty for Good Reason within 12 months of a Change in Control of the Company (the terms “Cause,” “Change in Control” and “Good Reason” are defined in the Employment Agreement). There were no other changes from Mr. Beatty’s prior employment agreement. The description of this Employment Agreement contained herein is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 5.02 by reference.

On October 31, 2017, the Company or its wholly-owned subsidiary, Shore United Bank (the “Bank”), as the case may be, entered into employment agreements with Mrs. Donna J. Stevens, Chief Operating Officer of the Company, and Mr. Patrick M. Bilbrough, Chief Executive Officer of the Bank. Pursuant to the respective employment agreement, Mrs. Stevens will receive an annual base salary of $225,000 and Mr. Bilbrough will receive an annual base salary of $310,000, each subject to periodic review and adjustment. In addition, Mrs. Stevens and Mr. Bilbrough are entitled to: (i) participate in the Company’s bonus plans; (ii) receive employee benefits of the type offered by the Company and its affiliates to similarly-situated officers, including vacation, sick leave and disability leave; (iii) receive fringe benefits of the type customarily made available by the Company to its officers; and (iv) be reimbursed for employment-related expenses.

The employment agreements have a twelve-month term, which will automatically renew for successive twelve-month terms unless a party notifies the other party at least 60 days prior to the end of the then-current term of its, his or her decision not to renew the employment agreement. At least 120 days prior to the commencement of a new term, the board or a committee thereof of the Company or the Bank, as the case may be, will conduct a comprehensive performance evaluation and review of the executive to determine whether to give notice of non-renewal. The term of the executive’s employment under the employment agreements may be terminated at any time and for any reason by either the Company or the Bank, as the case may be, or the executive (upon 30 days’ prior written notice), and it will automatically terminate upon the executive’s death.

Upon the termination of employment, the executive is entitled to receive all unpaid base salary that has accrued through the date of termination, all bonus awards (prorated through the last day of the month in which termination occurs) that the executive would have received had he or she remained employed when bonuses are next declared or paid, and reimbursement of all unreimbursed expenses, all of which must be paid no later than the last day of the calendar quarter of the quarter in which the termination occurs. In addition, all unexercised or unvested equity awards, or portions thereof, held by the executive as of the date of termination shall vest or terminate and be exercisable in accordance with their terms.

If the executive’s employment is terminated without “Cause” (as defined in the employment agreement) prior to the expiration of the term of the employment agreement, then, except in the case of termination following a “Change in Control” of the Company or the Bank, as the case may be, the executive will additionally be entitled to receive severance (“Severance”) in the form of continued base salary (at the then-current level) for a period of 24 months following the date of termination (the “Severance Period”). The employment agreements provide that the first Severance payment will be made on the first regular payroll date that occurs on or after the 60th day following the termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he or she may revoke that release has expired on or before that 60th day.

In lieu of Severance, each employment agreement provides for the payment of a Change in Control benefit (the “CiC Benefit”) in the event the executive is terminated (i) by the Company or the Bank, as the case may be, without Cause, or (ii) by the executive for Good Reason within 12 months of a Change in Control of the Company or the Bank, as the case may be (the terms “Change in Control” and “Good Reason” are defined in the employment agreements). In this case, the executive will be entitled to receive an amount equal to the difference between (i) the product of 2.0 times the officer’s “base amount” as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the sum of any other parachute payments as defined under Section 280G(b)(2) of the Code that the officer receives on account of the Change in Control, provided that in no event shall the aggregate amounts payable under the employment agreement exceed 2.0 times the executive’s “base amount.” The CiC Benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he or she may revoke that release has expired on or before that 60th day.

The employment agreements of Mrs. Stevens and Mr. Bilbrough are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated by reference into this summary.

On October 31, 2017, the Bank or The Avon-Dixon Agency, LLC, the Company’s wholly-owned insurance producer subsidiary (“Avon-Dixon”), as the case may be, entered into Change in Control Agreements with Mr. Edward C. Allen, Chief Financial Officer of the Company and the Bank, and Mr. Richard C. Trippe, President and Chief Executive Officer of Avon-Dixon. Pursuant to the Change in Control Agreement, in the event the executive is terminated (i) by the Company, the Bank or Avon-Dixon, as the case may be, without Cause, or (ii) by the executive for Good Reason within 12 months of a Change in Control of the Company, the Bank or Avon-Dixon, as the case may be, the executive will be entitled to receive an amount equal to the difference between (i) the product of 1.5 times the executive’s “base amount” as defined in Section 280G(b)(2) of the Code and (ii) the sum of any other parachute payments as defined under Section 280G(b)(2) of the Code that the officer receives on account of the Change in Control (the terms “Cause,” “Change in Control” and “Good Reason” are defined in the Change in Control Agreement). The CiC Benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he or she may revoke that release has expired on or before that 60th day.

The foregoing description of the Change in Control Agreements is a summary and is qualified in its entirety by reference to the Change in Control Agreements for Messrs. Allen and Trippe, which are attached as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

Item 8.01. Other Events.

On November 1, 2017, the Company announced that its Board of Directors declared a cash dividend of $0.07 per share, payable on November 30, 2017 to holders of record of shares of common stock as of November 15, 2017. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished under Item 8.01 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: November 1, 2017	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement, dated October 31, 2017, between Shore Bancshares, Inc. and Lloyd L. Beatty, Jr.
10.2	Employment Agreement, dated October 31, 2017, between Shore Bancshares, Inc. and Donna J. Stevens
10.3	Employment Agreement, dated October 31, 2017, between Shore United Bank and Patrick M. Bilbrough
10.4	Change-In-Control Agreement, dated October 31, 2017 between Shore United Bank and Edward C. Allen
10.5	Change-In-Control Agreement, dated October 31, 2017 between The Avon-Dixon Agency, LLC and Richard C. Trippe
99.1	Press Release, dated November 1, 2017

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